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                                                                Exhibit 23.2

                      Consent of Independent Accountants

The Board of Directors
Penn Virginia Corporation


        We consent to the use of our report dated February 21, 1996 incorporated herein by reference to the 1995 annual report on Form 10-K of Penn Virginia Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to a change in 1995 in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.



KPMG Peat Marwick LLP


Philadelphia, PA
January 29, 1997